Exhibit 99.1

Endurance Reports Second Quarter 2013 Financial Results

PEMBROKE, Bermuda – August 5, 2013 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $52.8 million and $1.21 per diluted common share for the second quarter of 2013 versus net income of $64.3 million and $1.48 per diluted common share for the second quarter of 2012.

For the six months ended June 30, 2013, Endurance reported net income available to common shareholders of $144.9 million and $3.34 per diluted common share versus net income of $138.6 million and $3.20 per diluted common share for the six months ended June 30, 2012. Book value per diluted share was $51.95 at June 30, 2013, a decline of 1.8% from year end 2012.

Operating highlights for the quarter ended June 30, 2013 were as follows:

•	Net premiums written of $464.6 million, a decrease of 4.1% compared to the same period in 2012;

•	Combined ratio of 94.3%, which included 11.6 percentage points of favorable prior year loss reserve development and 8.9 percentage points of catastrophe losses from 2013 events;

•	Net investment income of $32.5 million, an increase of $0.7 million from the same period in 2012;

•	Operating income, which excludes after-tax realized investment gains and foreign exchange losses and gains, of $47.3 million and $1.09 per diluted common share; and

•	Operating return on average common equity for the quarter of 2.0% or 8.2% on an annualized basis.

Operating highlights for the six months ended June 30, 2013 were as follows:

•	Net premiums written of $1,373.5 million, an increase of 3.5% over the same period in 2012;

•	Combined ratio of 90.2%, which included 11.8 percentage points of favorable prior year loss reserve development and 5.0 percentage points of current year catastrophe losses;

•	Net investment income of $81.8 million, a decrease of $7.1 million over the same period in 2012;

•	Operating income, which excludes after-tax realized investment gains and foreign exchange gains, of $137.1 million and $3.16 per diluted common share; and

•	Operating return on average common equity for the first six months of the year of 6.0%, or 12.0% on an annualized basis.

John R. Charman, Chairman and Chief Executive Officer, commented, “Endurance generated positive operating results in the second quarter against a backdrop of volatile investment markets, numerous catastrophe loss events and an increasingly competitive reinsurance market. We have immediately refocused our global underwriting and are now adopting a very controlled, coordinated, disciplined and profit driven approach. As rates have declined we have deliberately reduced our exposures. I am absolutely committed to Endurance becoming a leading low expense, medium volatility but very high performance insurance and reinsurance international carrier.”

“During the past month, I have streamlined our Executive leadership team as well as completely restructured and reduced the overly inflated size of our organization. The substantial savings arising will be used to fund the very necessary build out of our global underwriting operations. To protect our shareholders earnings, we have had to cut hard and deeply from our own resources in order to finance our future growth. Importantly, we already have a great pipeline of very high quality market leading underwriters who will join us over the next twelve months. Market conditions on both sides of the balance sheet will remain challenging over the next few years and with that scenario in mind, I will continue to relentlessly drive substantial improvements, effectiveness and cost efficiency throughout our organization. As well as planning a pan-Asia joint venture strategy, our new, revitalised specialty Insurance operations in the US, Bermuda and London will lead the oncoming Endurance revolution.”

Insurance Segment

Operating highlights for Endurance’s Insurance segment for the quarter ended June 30, 2013 were as follows:

•	Net premiums written of $191.5 million, an increase of 2.6% from the second quarter of 2012;

•	Combined ratio of 102.4%, an increase of 5.1 percentage points from the second quarter of 2012; and

•

Favorable prior year loss reserve development of 2.1 percentage points during the current period, compared to 5.1 percentage points of favorable prior year loss reserve development in the second quarter of 2012.

Operating highlights for Endurance’s Insurance segment for the six months ended June 30, 2013 were as follows:

•	Net premiums written of $596.2 million, a decrease of 3.0% from the same period in 2012;

•	Combined ratio of 101.2%, an increase of 2.3 percentage points from the same period in 2012; and

•

Favorable prior year loss reserve development of 5.5 percentage points during the current period, compared to 5.0 percentage points of favorable prior year loss reserve development in the same period in 2012.

Net premiums written in the Insurance segment increased $4.8 million for the second quarter and declined $18.2 million for the six months ended June 30, 2013, compared to the same periods in 2012. Increases within the agriculture and property lines of business were offset by a decline in the professional line of business. Within the agriculture line of business, net premiums written increased from new business, which was partially offset by higher cessions to the U.S. Government and third parties. The increase in property net premiums written reflects a combination of new business and higher retentions. The decline in net premiums written in the professional line of business resulted from the termination of a program relationship in late 2012 that was partially offset by new business.

The increase in the Insurance segment combined ratio for the quarter ended June 30, 2013 compared to the same period in 2012 was primarily driven by higher net loss and general and administrative expense ratios. The net loss ratio increased as a result of a more difficult start to the crop year with challenging winter wheat harvests and a higher level of prevented planting claims, which increased the initial expected loss ratio in the agriculture insurance line of business. Also impacting the current quarter’s loss ratio was lower levels of prior period favorable reserve development, offset by improved loss ratios in the non-agriculture lines of business. The general and administrative expense ratio was higher in the current quarter due to a greater level of allocated corporate expenses related to the CEO transition and higher expenses associated with recently added underwriting teams. For the six months ended June 30, 2013, the combined ratio was 2.3 percentage points higher than the same period a year ago as a higher general and administrative expense ratio was partially offset by a lower acquisition expense ratio.

Reinsurance Segment

Operating highlights for Endurance’s Reinsurance segment for the quarter ended June 30, 2013 were as follows:

•	Net premiums written of $273.1 million, a decrease of 8.3% from the second quarter of 2012;

•	Combined ratio of 86.4%, an improvement of 1.2 percentage points from the second quarter of 2012;

•	Favorable prior year loss reserve development of 20.8 percentage points compared to 2.3 percentage points of favorable prior year loss reserve development in the second quarter of 2012; and

•

Net catastrophe losses from 2013 events of $47.4 million or 18.0 percentage points on the combined ratio compared to net catastrophe losses of $14.4 million or 5.6 points in the second quarter of 2012.

Operating highlights for Endurance’s Reinsurance segment for the six months ended June 30, 2013 were as follows:

•	Net premiums written of $777.3 million, an increase of 9.0% from the same period in 2012;

•	Combined ratio of 81.8%, an improvement of 8.6 percentage points from the same period in 2012;

•

Favorable prior year loss reserve development of 16.6 percentage points during the current period, compared to 3.0 percentage points of favorable prior year loss reserve development in the same period in 2012; and

•

Net catastrophe losses from 2013 events of $47.4 million or 9.0 percentage points on the combined ratio compared to net catastrophe losses of $36.9 million or 7.5 points in the first six months of 2012.

The $24.6 million decrease in net premiums written within the Reinsurance segment during the second quarter of 2013 compared to the second quarter of 2012 resulted primarily from decreases in catastrophe and property lines of business, partially offset by an increase within the casualty line of business. The decline in catastrophe premiums in the current quarter reflects the impact of lower pricing and a more competitive market in which the Company chose to reduce limits deployed in Florida. The property line of business also declined in the current quarter as the Company non-renewed business and reduced line sizes where price weakening led to profitability being below target levels. Growth in the casualty line of business in the second quarter of 2013 compared to a year ago was primarily driven by a single new treaty written in the quarter. For the six months ended June 30, 2013, net premiums written increased $64.3 million due to increases within the property, casualty and other specialty lines, partially offset by a decline in catastrophe premiums.

The combined ratio in the Reinsurance segment for the second quarter of 2013 improved compared to the same period in 2012, predominantly due to a lower net loss ratio, partially offset by a higher general and administrative expense ratio. The net loss ratio in the second quarter of 2013 benefited from $57.2 million, or 20.8 percentage points, of favorable prior year loss reserve development, compared to $5.9 million, or 2.3 percentage points, for the same period a year ago. The favorable development in the current quarter was predominantly driven by short tail lines of business and includes a reduction in estimated reserves for losses related to prior year catastrophes. The current quarter’s combined ratio included 18.0 percentage points of catastrophe losses related to flooding in Canada and Europe and various tornadoes occurring in the United States, while the second quarter 2012 included 5.6 percentage points of catastrophe losses. The higher general and administrative expenses were predominantly linked to higher allocated corporate expenses related to costs associated with the CEO transition.

For the first six months of 2013, the Reinsurance segment reported a combined ratio of 81.8% compared to 90.4% for the same period in 2012 principally due to a lower loss ratio that included a greater level of favorable prior year loss reserve development, partially offset by a higher level of catastrophe losses.

Investments

Endurance’s net investment income for the quarter and six months ended June 30, 2013 was $32.5 million and $81.8 million, an increase of $0.7 million and a decrease of $7.1 million, respectively, compared to the same periods in 2012. The total return of Endurance’s investment portfolio was (1.22%) and (0.62%) for the quarter and six months ended June 30, 2013, respectively, compared to 0.90% and 2.29% for the quarter and six months ended June 30, 2012, respectively. Investment income generated from Endurance’s available for sale investments declined by $6.0 million and $13.5 million for the three and six months ended June 30, 2013, respectively, compared to the same period in 2012 due to lower reinvestment rates during 2013 and the short duration of Endurance’s fixed maturity portfolio. During the second quarter and six months ended June 30, 2013, Endurance’s net investment income included gains of $6.8 million and $29.8 million, respectively, on its alternative investment funds and high yield loan funds, which are included in other investments, as compared to losses of $0.1 million and gains of $23.1 million in the second quarter and first six months of 2012, respectively. The ending book yield on Endurance’s fixed maturity investments at June 30, 2013 was 2.15%, down from 2.57% at June 30, 2012.

At June 30, 2013, Endurance’s fixed maturity portfolio, which comprises 87.2% of Endurance’s investments, had an average credit quality of AA and a duration of 3.05 years. Endurance’s fixed maturity portfolio was in a net unrealized gain position of $30.6 million at June 30, 2013, a decrease of $111.1 million from December 31, 2012. Endurance recorded net realized investment gains, net of impairment losses recognized in earnings, of $9.8 million and $15.2 million during the second quarter and first six months of 2013 compared to net realized investment gains of $14.6 million and $19.5 million during the second quarter and first six months of 2012.

Endurance ended the second quarter of 2013 with cash and invested assets of $6.4 billion, which represents a 2.4% decrease from December 31, 2012. Net operating cash flow was $42.7 million for the six months ended June 30, 2013 versus $70.3 million for the same period in 2012.

Capitalization and Shareholders’ Equity

At June 30, 2013, Endurance’s shareholders’ equity was $2.74 billion or $51.95 per diluted common share versus $2.71 billion or $52.88 per diluted common share at December 31, 2012. For the quarter and six months ended June 30, 2013, Endurance declared and paid common dividends of $0.32 and $0.64 per share, respectively. During the quarter and six months ended June 30, 2013, the Company repurchased 95,100 and 318,252 common shares at an average cost of $48.16 and $45.83, respectively. Total share repurchases amounted to $4.6 million and $14.6 million, respectively, for the quarter and six months ended June 30, 2013.

Earnings Call

Endurance will host a conference call on August 6, 2013 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 778-8914 or (913) 905-3226 (international) and entering pass code: 4212284. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 20, 2013 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 4212284.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.

A copy of Endurance’s financial supplement for the second quarter of 2013 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income, operating return on average common equity, operating income per diluted common share, operating income allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines and property lines of insurance and catastrophe, property, casualty, and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2012.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(In thousands of United States dollars, except share and per share amounts)

	June 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$942,062	$1,124,019
Fixed maturity investments, available for sale, at fair value	4,755,091	4,868,150
Short-term investments, available for sale, at fair value	15,382	42,230
Equity securities, available for sale, at fair value	232,919	86,997
Other investments	569,393	517,546
Premiums receivable, net	1,271,818	601,952
Insurance and reinsurance balances receivable	111,405	105,663
Deferred acquisition costs	210,740	168,252
Prepaid reinsurance premiums	292,911	166,702
Reinsurance recoverable on unpaid losses	594,020	691,783
Reinsurance recoverable on paid losses	101,753	83,159
Accrued investment income	25,404	27,166
Goodwill and intangible assets	168,621	172,000
Deferred tax asset	52,240	43,501
Net receivable on sales of investments	78,243	9,144
Other assets	128,446	86,708

Total Assets	$9,550,448	$8,794,972

Liabilities
Reserve for losses and loss expenses	$4,145,581	$4,240,876
Reserve for unearned premiums	1,500,253	965,244
Deposit liabilities	17,785	22,220
Reinsurance balances payable	262,582	110,843
Debt	527,401	527,339
Net payable on purchases of investments	181,060	81,469
Other liabilities	179,732	136,384

Total Liabilities	6,814,394	6,084,375

Shareholders’ Equity
Preferred shares
Series A, non-cumulative - 8,000,000 issued and outstanding (2012 - 8,000,000)	8,000	8,000
Series B, non-cumulative - 9,200,000 issued and outstanding (2012 - 9,200,000)	9,200	9,200
Common shares
44,331,379 issued and outstanding (2012 - 43,116,394)	44,331	43,116
Additional paid-in capital	556,255	527,915
Accumulated other comprehensive income	31,438	152,463
Retained earnings	2,086,830	1,969,903

Total Shareholders’ Equity	2,736,054	2,710,597

Total Liabilities and Shareholders’ Equity	$9,550,448	$8,794,972

Book Value per Common Share
Dilutive common shares outstanding	44,387,395	43,130,075
Diluted book value per common share [a]	$51.95	$52.88

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2012, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $430 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenues
Gross premiums written	$572,710	$604,076	$1,750,072	$1,665,725

Net premiums written	$464,621	$484,413	$1,373,536	$1,327,469
Change in unearned premiums	78,714	34,927	(410,084)	(396,494)

Net premiums earned	543,335	519,340	963,452	930,975
Other underwriting income (loss)	888	19	1,637	(316)
Net investment income	32,468	31,766	81,773	88,841
Net realized and unrealized gains	10,372	14,958	16,607	20,161

Total other-than-temporary impairment losses	(579)	(148)	(1,385)	(148)
Portion of loss recognized in other comprehensive (loss) income	—	(259)	—	(478)

Net impairment losses recognized in earnings	(579)	(407)	(1,385)	(626)

Total revenues	586,484	565,676	1,062,084	1,039,035

Expenses
Net losses and loss expenses	359,058	345,897	578,028	608,664
Acquisition expenses	71,868	72,128	143,504	140,617
General and administrative expenses	81,359	62,609	147,837	128,650
Amortization of intangibles	1,625	2,777	3,726	5,554
Net foreign exchange losses (gains)	3,368	(336)	6,295	(18,473)
Interest expense	9,052	9,044	18,090	18,091

Total expenses	526,330	492,119	897,480	883,103

Income before income taxes	60,154	73,557	164,604	155,932
Income tax benefit (expense)	865	(1,074)	(3,286)	(907)

Net income	61,019	72,483	161,318	155,025

Preferred dividends	(8,188)	(8,188)	(16,376)	(16,376)

Net income available to common and participating common shareholders	$52,831	$64,295	$144,942	$138,649

Per share data
Basic earnings per common share	$1.21	$1.48	$3.34	$3.20

Diluted earnings per common share	$1.21	$1.48	$3.34	$3.20

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended June 30, 2013
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$276,941	$295,769	$572,710
Ceded premiums written	(85,439)	(22,650)	(108,089)

Net premiums written	191,502	273,119	464,621

Net premiums earned	267,878	275,457	543,335
Other underwriting income	—	888	888

Total underwriting revenues	267,878	276,345	544,223

Expenses
Net losses and loss expenses	215,844	143,214	359,058
Acquisition expenses	14,968	56,900	71,868
General and administrative expenses	43,524	37,835	81,359

	274,336	237,949	512,285

Underwriting (loss) income	$(6,458)	$38,396	$31,938

Net loss ratio	80.6%	52.0%	66.1%
Acquisition expense ratio	5.6%	20.7%	13.2%
General and administrative expense ratio	16.2%	13.7%	15.0%

Combined ratio	102.4%	86.4%	94.3%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended June 30, 2012
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$292,659	$311,417	$604,076
Ceded premiums written	(106,000)	(13,663)	(119,663)

Net premiums written	186,659	297,754	484,413

Net premiums earned	266,085	253,255	519,340
Other underwriting (loss) income	(1,300)	1,319	19

Total underwriting revenues	264,785	254,574	519,359

Expenses
Net losses and loss expenses	208,504	137,393	345,897
Acquisition expenses	17,545	54,583	72,128
General and administrative expenses	32,819	29,790	62,609

	258,868	221,766	480,634

Underwriting income	$5,917	$32,808	$38,725

Net loss ratio	78.4%	54.2%	66.5%
Acquisition expense ratio	6.6%	21.6%	13.9%
General and administrative expense ratio	12.3%	11.8%	12.1%

Combined ratio	97.3%	87.6%	92.5%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the six months ended June 30, 2013
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$929,884	$820,188	$1,750,072
Ceded premiums written	(333,688)	(42,848)	(376,536)

Net premiums written	596,196	777,340	1,373,536

Net premiums earned	419,030	544,422	963,452
Other underwriting income	—	1,637	1,637

Total underwriting revenues	419,030	546,059	965,089

Expenses
Net losses and loss expenses	315,308	262,720	578,028
Acquisition expenses	29,584	113,920	143,504
General and administrative expenses	79,151	68,686	147,837

	424,043	445,326	869,369

Underwriting (loss) income	$(5,013)	$100,733	$95,720

Net loss ratio	75.2%	48.3%	60.0%
Acquisition expense ratio	7.1%	20.9%	14.9%
General and administrative expense ratio	18.9%	12.6%	15.3%

Combined ratio	101.2%	81.8%	90.2%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the six months ended June 30, 2012
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$928,006	$737,719	$1,665,725
Ceded premiums written	(313,566)	(24,690)	(338,256)

Net premiums written	614,440	713,029	1,327,469

Net premiums earned	427,715	503,260	930,975
Other underwriting (loss) income	(1,300)	984	(316)

Total underwriting revenues	426,415	504,244	930,659

Expenses
Net losses and loss expenses	322,206	286,458	608,664
Acquisition expenses	33,759	106,858	140,617
General and administrative expenses	67,254	61,396	128,650

	423,219	454,712	877,931

Underwriting income	$3,196	$49,532	$52,728

Net loss ratio	75.3%	57.0%	65.4%
Acquisition expense ratio	7.9%	21.2%	15.1%
General and administrative expense ratio	15.7%	12.2%	13.8%

Combined ratio	98.9%	90.4%	94.3%

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the quarter ended June 30,
	Insurance		Reinsurance		Total
	2013	2012	2013	2012	2013	2012

Net loss ratio	80.6%	78.4%	52.0%	54.2%	66.1%	66.5%
Acquisition expense ratio	5.6%	6.6%	20.7%	21.6%	13.2%	13.9%
General and administrative expense ratio	16.2%	12.3%	13.7%	11.8%	15.0%	12.1%

Combined ratio	102.4%	97.3%	86.4%	87.6%	94.3%	92.5%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the quarter ended June 30,
	Insurance		Reinsurance		Total
	2013	2012	2013	2012	2013	2012

Net loss ratio	2.1%	5.1%	20.8%	2.3%	11.6%	3.8%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended June 30,
	Insurance		Reinsurance		Total
	2013	2012	2013	2012	2013	2012

Net loss ratio	82.7%	83.5%	72.8%	56.5%	77.7%	70.3%
Acquisition expense ratio	5.6%	6.6%	20.7%	21.6%	13.2%	13.9%
General and administrative expense ratio	16.2%	12.3%	13.7%	11.8%	15.0%	12.1%

Combined ratio	104.5%	102.4%	107.2%	89.9%	105.9%	96.3%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the six months ended June 30,
	Insurance		Reinsurance		Total
	2013	2012	2013	2012	2013	2012

Net loss ratio	75.2%	75.3%	48.3%	57.0%	60.0%	65.4%
Acquisition expense ratio	7.1%	7.9%	20.9%	21.2%	14.9%	15.1%
General and administrative expense ratio	18.9%	15.7%	12.6%	12.2%	15.3%	13.8%

Combined ratio	101.2%	98.9%	81.8%	90.4%	90.2%	94.3%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the six months ended June 30,
	Insurance		Reinsurance		Total
	2013	2012	2013	2012	2013	2012

Net loss ratio	5.5%	5.0%	16.6%	3.0%	11.8%	3.9%

Net of Prior Year Net Loss Reserve Development

	For the six months ended June 30,
	Insurance		Reinsurance		Total
	2013	2012	2013	2012	2013	2012

Net loss ratio	80.7%	80.3%	64.9%	60.0%	71.8%	69.3%
Acquisition expense ratio	7.1%	7.9%	20.9%	21.2%	14.9%	15.1%
General and administrative expense ratio	18.9%	15.7%	12.6%	12.2%	15.3%	13.8%

Combined ratio	106.7%	103.9%	98.4%	93.4%	102.0%	98.2%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the quarters ended June 30, 2013 and 2012:

	Quarter Ended June 30, 2013		Quarter Ended June 30, 2012
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$131,633	$84,537	$133,439	$67,249
Casualty and other specialty	87,614	63,373	90,019	64,588
Professional lines	38,296	27,788	51,019	42,832
Property	19,398	15,804	18,182	11,990

Subtotal Insurance	$276,941	$191,502	$292,659	$186,659

Reinsurance
Catastrophe	$155,431	$138,041	$172,222	$158,865
Property	48,384	44,516	54,026	54,033
Casualty	67,209	67,211	58,897	58,895
Other specialty	24,745	23,351	26,272	25,961

Subtotal Reinsurance	$295,769	$273,119	$311,417	$297,754

Total	$572,710	$464,621	$604,076	$484,413

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the six months ended June 30, 2013 and 2012:

	Six Months Ended June 30, 2013		Six Months Ended June 30, 2012
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$696,107	$425,667	$667,106	$422,169
Casualty and other specialty	144,081	106,634	145,510	106,411
Professional lines	59,260	41,991	87,364	73,037
Property	30,436	21,904	28,026	12,823

Subtotal Insurance	$929,884	$596,196	$928,006	$614,440

Reinsurance
Catastrophe	$303,297	$269,439	$315,404	$292,583
Property	196,795	192,927	160,772	160,779
Casualty	218,911	217,484	180,571	179,332
Other specialty	101,185	97,490	80,972	80,335

Subtotal Reinsurance	$820,188	$777,340	$737,719	$713,029

Total	$1,750,072	$1,373,536	$1,665,725	$1,327,469

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS

(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance’s net income, net income per diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the three and six months ended June 30, 2013 and 2012:

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income	$61,019	$72,483	$161,318	$155,025
Add (less) after-tax items:
Net foreign exchange losses (gains)	3,341	(365)	6,250	(16,625)
Net realized and unrealized gains	(9,435)	(13,050)	(15,427)	(18,018)
Net impairment losses recognized in earnings	579	387	1,351	606

Operating income before preferred dividends	$55,504	$59,455	$153,492	$120,988
Preferred dividends	(8,188)	(8,188)	(16,376)	(16,376)

Operating income allocated to common and participating common shareholders	$47,316	$51,267	$137,116	$104,612

Operating income allocated to common shareholders under the two-class method	$46,302	$50,402	$134,519	$102,818

Weighted average diluted common	42,621,530	42,635,182	42,527,365	42,562,007

Operating income per diluted common share [b]	$1.09	$1.18	$3.16	$2.42

Average common equity [a]	$2,321,152	$2,285,890	$2,293,326	$2,249,204

Operating return on average common equity	2.0%	2.2%	6.0%	4.7%

Annualized operating return on average common equity	8.2%	9.0%	12.0%	9.3%

Net income	$61,019	$72,483	$161,318	$155,025
Preferred dividends	(8,188)	(8,188)	(16,376)	(16,376)

Net income available to common and participating common shareholders	$52,831	$64,295	$144,942	$138,649

Net income available to common shareholders under the two-class method	$51,699	$63,210	$142,197	$136,272

Net income per diluted common share	$1.21	$1.48	$3.34	$3.20

Return on average common equity, Net income	2.3%	2.8%	6.3%	6.2%

Annualized return on average common equity, Net income	9.1%	11.3%	12.6%	12.3%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares (2012: $430 million)
[b]	Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

Operating income and operating income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

Contact:

Investor Relations

Phone: +1 441 278 0988

Email: investorrelations@endurance.bm

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